EX-99.23(d)(76)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 3, 2004 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 4, 2004, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 4, 2004, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 4th day of October, 2004.

JACKSON NATIONAL ASSET                 WELLINGTON MANAGEMENT
MANAGEMENT, LLC                        COMPANY, LLP


By:                                    By:
     -----------------------------        ---------------------------------

Name:    ANDREW B. HOPPING             Name:
       --------------------                 -------------------------------

Title:            PRESIDENT            Title:
        --------------------------           ------------------------------


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                                   SCHEDULE A
                              DATED OCTOBER 4, 2004

                                     (Funds)

                            JNL/Select Balanced Fund
                        JNL/Select Large Cap Growth Fund
                          JNL/Select Global Growth Fund
                          JNL/Select Money Market Fund
                              JNL/Select Value Fund

                                   SCHEDULE B
                              DATED OCTOBER 4, 2004

                                 (Compensation)


                            JNL/SELECT BALANCED FUND

              AVERAGE DAILY NET ASSETS                          ANNUAL RATE

              $0 to $200 Million:                                  .27%
              $200 to $400 Million:                                .25%
                       Over $400 Million:                          .23%


                        JNL/SELECT LARGE CAP GROWTH FUND

              AVERAGE DAILY NET ASSETS                          ANNUAL RATE

              $0 to $100 Million:                                  .45%
              $100 to $450 Million:                                .40%
              Over $450 Million:                                   .35%


                          JNL/SELECT GLOBAL GROWTH FUND

              AVERAGE DAILY NET ASSETS                          ANNUAL RATE

              $0 to $100 Million:                                  .50%
              $100 to $450 Million:                                .40%
              Over $450 Million:                                   .35%


                          JNL/SELECT MONEY MARKET FUND

              AVERAGE DAILY NET ASSETS                          ANNUAL RATE

              $0 to $500 Million:                                  .075%
              Over $500 Million:                                   .02%


                              JNL/SELECT VALUE FUND

              AVERAGE DAILY NET ASSETS                          ANNUAL RATE

              $0 to $50 Million:                                   .40%
              Over $50 Million:                                    .30%